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                                                                     EXHIBIT 2.1
                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                 : JOINTLY ADMINISTERED
                                       : CASE NO. 01-11628 (PJW)
                                       :
NATIONSRENT, INC.,                     :
   A DELAWARE CORPORATION, ET AL.,     : CHAPTER 11
                                       :
          DEBTORS.                     :
                                       :
(NATIONSRENT, INC.)                    : (CASE NO. 01-11628 (PJW))
(NATIONSRENT USA, INC.)                : (CASE NO. 01-11629 (PJW))
(NATIONSRENT TRANSPORTATION
  SERVICES, INC.)                      : (CASE NO. 01-11630 (PJW))
(NR DELAWARE, INC.)                    : (CASE NO. 01-11631 (PJW))
(NRGP, INC.)                           : (CASE NO. 01-11632 (PJW))
(NATIONSRENT WEST, INC.)               : (CASE NO. 01-11633 (PJW))
(LOGAN EQUIPMENT CORP.)                : (CASE NO. 01-11634 (PJW))
(NR DEALER, INC.)                      : (CASE NO. 01-11635 (PJW))
(NR FRANCHISE COMPANY)                 : (CASE NO. 01-11636 (PJW))
(BDK   EQUIPMENT COMPANY, INC.)        : (CASE NO. 01-11637 (PJW))
(NATIONSRENT OF TEXAS, LP)             : (CASE NO. 01-11638 (PJW))
(NATIONSRENT OF INDIANA, LP)           : (CASE NO. 01-11639 (PJW))
                                       :
                                       : FIRST AMENDED JOINT PLAN OF
                                       : REORGANIZATION OF
                                       : NATIONSRENT, INC. AND
                                         ITS DEBTOR SUBSIDIARIES

                                         DANIEL J. DEFRANCESCHI (DE 2732)
                                         MICHAEL J.MERCHANT (DE 3854)
                                         RICHARDS, LAYTON & FINGER
                                         One Rodney Square
                                         P.O. Box 551
                                         Wilmington, Delaware 19899
                                         (302) 658-6541

                                                 - and -

                                         PAUL E. HARNER (IL 6276961)
                                         MARK A. CODY (IL 6236871)
                                         JONES DAY
                                         77 West Wacker
                                         Chicago, Illinois 60601
                                         (312) 782-3939

                                         RANDALL M. WALTERS (OH 05895)
                                         JOSEPH M. WITALEC (OH 0063701)
                                         RICK J. GIBSON (OH 0066765)
                                         JONES DAY
                                         1900 Huntington Center
                                         41 South High Street
                                         Columbus, Ohio 43215
                                         (614) 469-3939

February 7,2003                          ATTORNEYS FOR DEBTORS AND
                                         DEBTORS IN POSSESSION

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                                TABLE OF CONTENTS

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INTRODUCTION.............................................................................................  1
ARTICLE I.          DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME.......................  1
         A.         Defined Terms........................................................................  1
                    1.       "Administrative Claim"......................................................  1
                    2.       "Administrative Trade Claim"................................................  1
                    3.       "Allowed Claim".............................................................  1
                    4.       "Allowed ... Claim".........................................................  2
                    5.       "Amended and Restated DIP Credit Agreement".................................  2
                    6.       "Amended and Restated DIP Credit Agreement Lender"..........................  2
                    7.       "Ballot"....................................................................  2
                    8.       "Bank Loan Claim"...........................................................  2
                    9.       "Bankruptcy Code"...........................................................  2
                   10.       "Bankruptcy Court"..........................................................  2
                   11.       "Bankruptcy Rules"..........................................................  2
                   12.       "Bar Date"..................................................................  2
                   13.       "Bar Date Order"............................................................  2
                   14.       "Boston Rental Partners"....................................................  2
                   15.       "Boston Rental Partners Agreement"..........................................  2
                   16.       "Business Day"..............................................................  2
                   17.       "Cash Investment Yield".....................................................  2
                   18.       "Cash Management Order".....................................................  3
                   19.       "Claim".....................................................................  3
                   20.       "Claims Objection Bar Date".................................................  3
                   21.       "Class".....................................................................  3
                   22.       "Confirmation"..............................................................  3
                   23.       "Confirmation Date".........................................................  3
                   24.       "Confirmation Hearing"......................................................  3
                   25.       "Confirmation Order"........................................................  3
                   26.       "Creditors' Committee"......................................................  3
                   27.       "Creditor Trust"............................................................  3
                   28.       "Creditor Trust Agreement"..................................................  3
                   29.       "Creditor Trust Participation Certificate"..................................  3
                   30.       "Creditor Trust Trustee"....................................................  3
                   31.       "Cure Amount Claim".........................................................  3
                   32.       "Debtors"...................................................................  3
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                   33.       "Deficiency Claim".........................................................   4
                   34.       "Derivative Claim".........................................................   4
                   35.       "DIP Credit Agreement".....................................................   4
                   36.       "DIP Lender"...............................................................   4
                   37.       "Disbursing Agent".........................................................   4
                   38.       "Disclosure Statement".....................................................   4
                   39.       "Disputed Claim"...........................................................   4
                   40.       "Disputed Insured Claim"  and "Disputed Uninsured Claim"...................   4
                   41.       "Distribution Record Date".................................................   4
                   42.       "Effective Date"...........................................................   5
                   43.       "Equipment Lease Obligations"..............................................   5
                   44.       "ERISA"....................................................................   5
                   45.       "Estate"...................................................................   5
                   46.       "Executory Contract and Unexpired Lease"...................................   5
                   47.       "Exit Financing Facility"..................................................   5
                   48.       "Face Amount"..............................................................   5
                   49.       "Fee Claim"................................................................   5
                   50.       "Fee Order"................................................................   5
                   51.       "File," "Filed" or "Filing"................................................   6
                   52.       "Final Order"..............................................................   6
                   53.       "Fleet Bank"...............................................................   6
                   54.       "GE Capital"...............................................................   6
                   55.       "Indenture Trustee"........................................................   6
                   56.       "Insured Claim"............................................................   6
                   57.       "Intercompany Claim".......................................................   6
                   58.       "Interest".................................................................   6
                   59.       "IRS"......................................................................   6
                   60.       "Majority Bank Debt Holders"...............................................   6
                   61.       "Management"...............................................................   6
                   62.       "NationsRent"..............................................................   6
                   63.       "NationsRent Subsidiary Debtors"...........................................   6
                   64.       "New Common Stock".........................................................   6
                   65.       "New Preferred Stock"......................................................   6
                   66.       "New Subordinated Notes"...................................................   6
                   67.       "Old Prepetition Credit Facility Notes"....................................   7
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                   68.       "Old Senior Subordinated Note Claim".......................................   7
                   69.       "Old Senior Subordinated Notes"............................................   7
                   70.       "Old Stock of..."..........................................................   7
                   71.       "Ordinary Course Professionals Order"......................................   7
                   72.       "Petition Date"............................................................   7
                   73.       "Plan".....................................................................   7
                   74.       "Plan Proponents"..........................................................   7
                   75.       "Prepetition Credit Facility"..............................................   7
                   76.       "Prepetition Indenture"....................................................   7
                   77.       "Priority Claim"...........................................................   7
                   78.       "Priority Tax Claim".......................................................   7
                   79.       "Professional".............................................................   7
                   80.       "Pro Rata".................................................................   7
                   81.       "Quarterly Distribution Date"..............................................   8
                   82.       "Real Property Executory Contract and Unexpired Lease".....................   8
                   83.       "Reinstated" or "Reinstatement"............................................   8
                   84.       "Reorganization Case"......................................................   8
                   85.       "Reorganized ..."..........................................................   8
                   86.       "Restructuring Transactions"...............................................   8
                   87.       "Retained Actions".........................................................   9
                   88.       "Schedules"................................................................   9
                   89.       "Secondary Liability Claim"................................................   9
                   90.       "Secured Claim"............................................................   9
                   91.       "Steering Committee".......................................................   9
                   92.       "Stipulation of Amount and Nature of Claim"................................   9
                   93.       "Tax"......................................................................   9
                   94.       "Third Party Disbursing Agent".............................................   9
                   95.       "Tort Claim"...............................................................   9
                   96.       "Trade Claim"..............................................................   9
                   97.       "Uninsured Claim"..........................................................   9
                   98.       "Unresolved Avoidance Actions".............................................   9
                   99.       "Unsecured Claim"..........................................................  10
                   100.      "Voting Deadline"..........................................................  10
         B.        Rules of Interpretation and Computation of Time......................................  10
                   1.        Rules of Interpretation....................................................  10
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                   2.        Computation of Time........................................................   10
ARTICLE II.        CLASSES OF CLAIMS AND INTERESTS......................................................   10
         A.        Classes of Claims Against the Debtors................................................   10
                   1.        Secured    Claims..........................................................   10
                             a.         Class C-l (Bank Loan Claims)....................................   10
                             b.         Class C-2 (Other Secured Claims)................................   11
                   2.        Unsecured Claims...........................................................   11
                             a.         Class C-3 (Unsecured Priority Claims)...........................   11
                             b.         Class C-4 (General Unsecured Claims)............................   11
                             C.         Class C-5 (Intercompany Claims).................................   11
                             d.         Class C-6 (Penalty Claims}......................................   11
         B.        Classes of Interests in the Debtors..................................................   11
                   1.     Class E-l (NationsRent Subsidiary Debtors Old Stock Interests)................   11
                   2.     Class E-2 (NationsRent Old Stock Interests)...................................   11
ARTICLE III.       TREATMENT OF CLAIMS AND INTERESTS....................................................   11
         A.        Unclassified Claims..................................................................   11
                   1.        Payment of Administrative Claims...........................................   11
                             a.         Administrative Claims in General................................   11
                             b.         Statutory Fees..................................................   11
                             C.         Ordinary Course Liabilities.....................................   12
                             d.         Claims Under the DIP Credit Agreement and the Amended and
                                          Restated DIP Credit Agreement.................................   12
                             e.         Bar Dates for Administrative Claims.............................   12
                                        i.    General Bar Date Provisions ..............................   12
                                        ii.   Bar Dates for Certain Administrative Claims...............   12
                   2.        Payment of Priority Tax Claims.............................................   13
                             a.         Priority Tax Claims.............................................   13
                             b.         Other Provisions Concerning Treatment of Priority Tax Claims....   13
         B.        Classified Claims....................................................................   13
                   1.        Secured Claims.............................................................   13
                             a.         Class C-l Claims (Bank Loan Claims).............................   13
                             b.         Class C-2 Claims (Other Secured Claims).........................   14
                   2.        Unsecured Claims...........................................................   14
                             a.         Class C-3 Claims (Unsecured Priority Claims)....................   14
                             b.         Class C-4 Claims (General Unsecured Claims).....................   14
                             C.         Class C-5 Claims (Intercompany Claims)..........................   15
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                             d.         Class C-6 Claims (Penalty Claims)...............................   15
         C.        Classified Interests                                                                    15
                   1.        Class E- 1 Interests (NationsRent Subsidiary Debtors Old Stock Interests)..   15
                   2.        Class E-2 Interests (NationsRent Stock Old Interests)......................   15
         D.        Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims.....   15
ARTICLE IV.        MEANS FOR IMPLEMENTATION OF THE PLAN.................................................   15
         A.        Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.......   15
         B.        Restructuring Transactions...........................................................   16
                   1.        Restructuring Transactions Generally.......................................   16
                   2.        Obligations of Any Successor Corporation in a Restructuring Transaction....   16
         C.        Corporate Governance, Directors and Officers, Employment-Related
                     Agreements and Compensation Programs...............................................   16
                   1.        Certificates of Incorporation and By-Laws of the Reorganized Debtors.......   16
                   2.        Directors and Officers of the Reorganized Debtors..........................   17
                   3.        New Employment, Retirement, Indemnification and Other Related Agreements
                               and Incentive Compensation Programs......................................   17
                   4.        Corporate Action...........................................................   17
         D.        Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds
                     Among the Debtors and the Reorganized Debtors......................................   17
         E.        Preservation of Rights of Action; Settlement of Claims and Releases..................   I8
                   1.        Preservation of Rights of Action by the Debtors and the Reorganized Debtors   18
                   2.        Comprehensive Settlement of Claims and Controversies ......................   18
                   3.        Releases...................................................................   18
                             a.        General Releases by Holders of Claims or Interests...............   18
                             b.        General Release by the Debtors...................................   19
                             C.        Injunction Related to Releases...................................   19
         F.        Continuation of Certain Employee, Retiree and Workers' Compensation Benefits.........   19
                   1.        Employee Benefits..........................................................   19
                   2.        Retiree Benefits ..........................................................   19
                   3.        Workers' Compensation Benefits.............................................   20
         G.        Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims........   20
         H.        Cancellation and Surrender of Instruments, Securities and Other Documentation........   20
         I.        Release of Liens.....................................................................   20
         J.        Effectuating Documents; Further Transactions; Exemption from Certain
                     Transfer Taxes.....................................................................   20
         K.        Creditor Trust.......................................................................   21
         L.        Acquisition of Boston Rental Partners................................................   21
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ARTICLE V.         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................   22
         A.                  Executory Contracts and Unexpired Leases to Be Assumed or Assumed
                             and Assigned...............................................................   22
                   1.        Assumption and Assignment Generally........................................   22
                   2.        Assumptions and Assignments of Real Property Executory Contracts and
                             Unexpired Leases...........................................................   22
                   3.        Assignments Related to the Restructuring Transactions......................   22
                   4.        Approval of Assumptions and Assignments....................................   22
         B.        Payments Related to the Assumption of Executory Contracts and Unexpired Leases.......   23
         C.        Executory Contracts and Unexpired Leases to Be Rejected..............................   23
         D.        Executory Contracts Subject to Reservation of Right to Assume, Assume and Assign or
                     Reject.............................................................................   24
         E.        Bar Date for Rejection Damages.......................................................   24
         F.        Special Executory Contract and Unexpired Lease Issues................................   24
                   1.        Obligations to Indemnify Directors, Officers and Employees.................   24
                   2.        Reinstatement of Allowed Secondary Liability Claims Arising From or Related
                              to Executory Contracts or Unexpired Leases Assumed by the Debtors.........   24
         G.        Contracts and Leases Entered Into After the Petition Date............................   25
ARTICLE VI.        PROVISIONS GOVERNING DISTRIBUTIONS...................................................   25
         A.        Distributions for Claims Allowed as of the Effective Date............................   25
         B.        Method of Distributions to Holders of Claims.........................................   25
         C.        Compensation and Reimbursement for Services Related to Distributions.................   25
         D.        Delivery of Distributions and Undeliverable or Unclaimed Distributions...............   25
                   1.        Delivery of Distributions..................................................   25
                             a.        Generally........................................................   25
                             b.        Special Provisions for Distributions to Holders of Allowed
                                       Unsecured Claims.................................................   26
                             C.        Special Provisions for Distributions to Holders of Old Senior
                                       Subordinated Debt Claims.........................................   26
                   2.        Undeliverable Distributions Held by Disbursing Agents......................   26
                             a.        Holding and Investment of Undeliverable Distributions............   26
                             b.        After Distributions Become Deliverable...........................   26
                             C.        Failure to Claim Undeliverable Distributions.....................   27
         E.        Distribution Record Date.............................................................   27
         F.        Means of Cash Payments...............................................................   27
         G.        Timing and Calculation of Amounts to Be Distributed..................................   27
                   1.        Allowed Claims.............................................................   27
                   2.        Distributions of New Preferred and New Common Stock........................   27
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                   3.        Distributions of New Subordinated Notes....................................   28
                   4.        De Minimis Distributions...................................................   28
                   5.        Compliance with Tax Requirements...........................................   28
         H.        Surrender of Canceled Instruments or Securities......................................   28
         I.        Setoffs..............................................................................   29
         J.        Allocation of Payments...............................................................   29
ARTICLE VII.       PROCEDURES FOR RESOLVING DISPUTED CLAIMS.............................................   29
         A.        Prosecution of Objections to Claims..................................................   29
                   1.        Objections to Claims.......................................................   29
                   2.        Authority to Prosecute Objections..........................................   29
         B.        Treatment of Disputed Claims.........................................................   29
         C.        Distributions on Account of Disputed Claims Once Allowed.............................   30
ARTICLE VIII.      SUBSTANTIVE CONSOLIDATION OF THE DEBTORS.............................................   30
ARTICLE IX.        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN....................   30
         A.        Conditions to Confirmation...........................................................   30
         B.        Conditions to the Effective Date.....................................................   30
         C.        Waiver of Conditions to the Confirmation or Effective Date...........................   30
         D.        Effect of Nonoccurrence of Conditions to the Effective Date..........................   31
ARTICLE X.         CRAMDOWN.............................................................................   31
ARTICLE XI.        DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS..........................   31
         A.        Discharge of Claims and Termination of Interests.....................................   31
         B.        Injunctions..........................................................................   31
         C.        Subordination Rights.................................................................   32
ARTICLE XII.       RETENTION OF JURISDICTION............................................................   32
ARTICLE XIII.      MISCELLANEOUS PROVISIONS.............................................................   33
         A.        Dissolution of the Creditors' Committee..............................................   33
         B.        Limitation of Liability..............................................................   34
         C.        Modification of the Plan.............................................................   34
         D.        Revocation of the Plan...............................................................   34
         E.        Severability of Plan Provisions......................................................   34
         F.        Successors and Assigns...............................................................   34
         G.        Service of Certain Plan Exhibits and Disclosure Statement Exhibits...................   34
         H.        Service of Documents.................................................................   35
                   1.        The Debtors and the Reorganized Debtors....................................   35
                   2.        The Creditors' Committee...................................................   36
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                   3.        Prepetition Credit Facility Lenders, the DIP Lenders and the Amended and
                             Restated DIP Credit Agreement Lenders......................................   36
                   4.        Counsel to the Majority Bank Debt Holders..................................   37
                   5.        The United States Trustee..................................................   37
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                               TABLE OF EXHIBITS(1)

Exhibit I.A.15       Boston Rental Partners Agreement

Exhibit I.A.28       Creditor Trust Agreement

Exhibit I.A.47       Exit Financing Facility

Exhibit I.A.66       Terms of the New Subordinated Notes

Exhibit IV.B.1       Restructuring Transactions

Exhibit IV.C.1.a     Certificates of Incorporation of the Reorganized Debtors

Exhibit 1V.C.1.b     By-Laws of the Reorganized Debtors

Exhibit IV.C.2       Initial directors and officers of each of the Reorganized Debtors

Exhibit IV.C.3       Employment and other agreements and plans that are in effect and/or will take effect as of the Effective Date

Exhibit 1V.F.1       Schedule of Emergence Bonuses

Exhibit V.A.1        Schedule of Executory Contracts and Unexpired Leases to Be Assumed and Assigned

Exhibit V.C.         Nonexclusive Schedule of Executory Contracts and Unexpired Leases to Be Rejected

Exhibit V.D          Schedule of Executory Contracts and Unexpired Leases Subject to Reservation of Right
                     Assume and Assign or Reject

-----------------------------
1 Except as otherwise indicated, all Exhibits will be Filed and made available for review on the Debtors' web site at www.nationsrent.com on or before March 11,2003. The Debtors also will serve the Exhibits on the parties that have Filed requests for service of documents in the Reorganization Cases on or before March 11, 2003. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available for review on their web site.

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                                  INTRODUCTION

                  NationsRent, Inc. (as more fully defined below, "NationsRent") and the other above-captioned debtors and debtors in possession (as more fully defined below, collectively, the "Debtors"), the Creditors' Committee and Majority Bank Debt Holders (as such terms are defined below) propose the following joint plan of reorganization (as more fully defined below, the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors, the Creditors' Committee and the Majority Bank Debt Holders are proponents of the Plan within the meaning of section I129 of the Bankruptcy Code, 11 U.S.C. Sections 1129. Reference is made to the parties' disclosure statement, filed contemporaneously with the Plan (as more fully defined below, the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be Filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.       DEFINED TERMS

                  As used in the Plan, capitalized terms have the meanings set forth below. Any term that IS not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of PRESERVING the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Credit Agreement; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911 I-1930; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; (e) a11 Intercompany Claims accorded priority pursuant to section 364(c)( 1) of the Bankruptcy Code or the Cash Management Order; and (f) any adequate protection payments owing to the administrative agent under the Prepetition Credit Facility and the Steering Committee.

         2. "ADMINISTRATIVE TRADE CLAIM" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims OF employees for ordinary course wages, expense reimbursement and health and welfare benefits.

         3.      "ALLOWED CLAIM" means:

                  a. a Claim that (i) has been listed by a particular Debtor on its Schedules AS other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

                  b. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and
         (ii) that is not otherwise a Disputed Claim; or

                  c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on OR after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court;
         (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

         4        "ALLTOWED ... CLAIM" means an Allowed Claim in the particular
Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

         5. "AMENDED AND RESTATED DIP CREDIT AGREEMENT" means, collectively: (a) the Amended and Restated Debtor in Possession Revolving Credit Agreement, dated December 3 I, 2002, as it may be subsequently amended and modified, among the Debtors (as borrowers), those entities identified as "Lenders" therein and their respective successors and assigns, GE Capital (as administrative agent, syndication agent and co-agent) with GECC Capital Markets Group, Inc. (as lead arranger and book manager); (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

         6. "AMENDED AND RESTATED DIP CREDIT AGREEMENT LENDER" means, collectively: (a) those entities identified as "Lenders" in the Amended and Restated DIP Credit Agreement and their respective successors and assigns and
(b) GE Capital (as administrative agent, syndication agent and co-agent).

         7. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

         8. "BANK LOAN CLAIM" means a Claim arising under the Prepetition Credit Facility and claims of the Bank of Nova Scotia and Fleet Bank on account of certain swap agreements.

         9. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended with retroactive applicability to these chapter 11 cases.

         10. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. Sections 157, the bankruptcy unit of such District Court.

         11. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended with retroactive applicability to these chapter 11 cases.

         12. "BAR DATE" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

         13. "BAR DATE ORDER" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

         14. "BOSTON RENTAL PARTNERS" means Boston Rental Partners, LLC, a Delaware limited liability company, which leases new and used equipment to the Debtors in accordance with the terms of the Boston Rental Partners Agreement.

         15. "BOSTON RENTAL PARTNERS AGREEMENT" means the agreement between the Debtors and Boston Rental Partners, a copy of which is attached as
Exhibit I.A.15.

         16. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         17. "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of cash held pending distribution pursuant to the Plan (including any dividends and other distributions on account of New Common Stock), which investment will be in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

         18. "CASH MANAGEMENT ORDER" means the Order: (A) Approving Cash Management System, Certain Intercompany Transactions and Use of Existing Bank Accounts and Business Forms; (B) Granting Interim and Final Approval of Investment and Deposit Guidelines; and (C) According Administrative Expense Status to All Postpetition Intercompany Claims entered by the Bankruptcy Court on or about December 18,200l.

         19. "CLAIM" means a "claim," as defined in section l0l(5) of the Bankruptcy Code, against any Debtor.

         20. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.3.c, the latest of: (a) 270 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

         21.      "CLASS" means a class of Claims or Interests, as described IN
Article II.

         22. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy court.

         23. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         24. "CONFIRMATION HEARING" means the hearing held BY the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

         25. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         26. "CREDITORS' COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

         27. "CREDITOR TRUST" means a trust formed in accordance with the Creditor Trust Agreement, which shall receive all distributions made by a Disbursing Agent in respect of Class C-4, and to which the Debtors shall assign their rights to (a) object to all Class C-4 Claims, (b) make all distributions to holders of Allowed Class C-4 Claims and (c)(i) pursue all Unresolved Avoidance Actions (against parties not released under the Plan) and the Retained Actions and (ii) receive all Unresolved Avoidance Action recoveries (against parties not released under the Plan) and all recoveries on account of the Retained Actions.

         28. "CREDITOR TRUST AGREEMENT" means the trust agreement attached as Exhibit I.A.28.

         29. "CREDITOR TRUST PARTICIPATION CERTIFICATE" means a certificate of interest in the Creditor Trust to be issued on a Pro Rata basis to the holders of Allowed Class C-4 Claims.

         30. "CREDITOR TRUST TRUSTEE" means the TRUSTEE of the Creditor Trust as identified in the Creditor Trust Agreement.

         31. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code and pursuant to the Confirmation Order.

         32. "DEBTORS" means, collectively, the above-captioned debtors and debtors in possession identified on the cover page to this Plan.

         33. "DEFICIENCY CLAIM" means an Unsecured Claim (other than a Penalty Claim) for the difference between (a) the aggregate amount of an Allowed Claimand (b) the value received on account of the portion of such Allowed Claim that is a Secured Claim.

         34. "DERIVATIVE CLAIM" means a claim that is property of any of the Debtors' Estates pursuant to section 541 of the Bankruptcy Code and any state or federal fraudulent conveyance, fraudulent transfer, preference, avoidance and other similar claims and causes of action for the benefit of creditors that the Debtors are authorized to pursue in accordance with the Bankruptcy Code and other applicable law.

         35. "DIP CREDIT AGREEMENT" means, collectively: (a) the Debtor in Possession Revolving Credit Agreement, dated as of December 17, 2001, as it may be subsequently amended and modified (other than with respect to the Amended and Restated DIP Credit Agreement), among the Debtors (as borrowers), those entities identified therein as "Banks" and their respective successors and assigns, Fleet Bank (AS administrative agent, swing lender and issuing bank), Fleet Securities, Inc. and Wachovia Securities, Inc. (as lead arrangers and book managers) and Wachovia Bank, National Association (as syndication agent); (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

         36. "DIP LENDER" means, collectively: (a) those entities identified as "Banks" in the DIP Credit Agreement and their respective successors and assigns; (b) Fleet Bank (as administrative agent, swing lender and issuing bank); and (c) Wachovia Bank, National Association (as syndication agent).

         37. "DISBURSING AGENT" means Reorganized NationsRent, in its capacity as a disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

         38. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

         39.      "DISPUTED CLAIM" means:

                  a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

                  b. if A proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

         40. "DISPUTED INSURED CLAIM" AND "DISPUTED UNINSURED CLAIM" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

         41. "DISTRIBUTION RECORD DATE" means the date that is 10 days after the Confirmation Date.

         42. "EFFECTIVE DATE" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section 1X.B have been met or waived pursuant to
Section 1X.C.

         43. "EQUIPMENT LEASE OBLIGATIONS" means all current and future obligations of the Debtors under its rental and other equipment leases, including obligations to (a) cure defaults and make future payments under assumed equipment leases pursuant to section 365 of the Bankruptcy Code and the Confirmation Order and (b) purchase any equipment subject to an equipment lease.

         44. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         45. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code and the Confirmation Order.

         46. "EXECUTORY CONTRACT AND UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code and the Confirmation Order.

         47. "EXIT FINANCING FACILITY" means the senior secured revolving credit facility in the anticipated aggregate amount of $120 million, that will be entered into by the Debtors on the Effective Date on substantially the terms set forth on Exhibit I.A.47.

         48.      "FACE AMOUNT" means:

                  a. when used with reference to a Disputed Insured Claim, either: (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; (ii) if no proof of Claim is Filed by the Bar Date or otherwise deemed timely filed under applicable LAW, that portion, if any, of such Claim listed on the Debtors' Schedules as undisputed, noncontingent and liquidated; or (iii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in (i) or (ii) above or the proof of Claim specifies an unliquidated amount; and

                  b. when used with reference to a Disputed Uninsured Claim, either: (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; or (ii) the amount of the Claim acknowledged by the applicable Debtor or Reorganized Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, proposed by the Debtors or established by the Reorganized Debtors following the Effective Date, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law or if the proof of Claim specifies an unliquidated amount.

         49. "FEE CLAIM" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

         50. "FEE ORDER" means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court on or about January 18, 2002, as modified by the Order Appointing Fee Auditor and Establishing Related Procedures Concerning the Allowance of Compensation and Reimbursement of Expenses of Professionals and Members of Official Committees and Consideration of Fee Applications entered by the Bankruptcy Court on or about March 20,2002.

         51. "FILE," " FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

         52. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

         53.      "FLEET BANK" means Fleet National Bank.

         54.      "GE CAPITAL" means General Electric Capital Corporation.

         55. "INDENTURE TRUSTEE" means The Bank of New York, as indenture trustee under the Prepetition Indenture, or any successor thereto.

         56. "INSURED CLAIM" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, other than a workers' compensation insurance policy, applicable to the Debtors or their businesses.

         57. "INTERCOMPANY CLAIM" means any claim by a Debtor against another Debtor.

         58. "INTEREST" means the rights of the holder of the Old Stock of any Debtor and the rights of any entity to purchase or demand the issuance of any of the Old Stock of any Debtor, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

         59. "IRS" means the Internal Revenue Service of the United States of America.

         60. "MAJORITY BANK DEBT HOLDERS" means The Baupost Group, LLC, Phoenix Rental Partners, LLC, Credit Swiss First Boston, PPM America Special Investment Fund, Citigroup and GE Capital Services Structured Finance Group, Inc., or such other owner or owners of Bank Loan Claims, who, when electing by notice to the other Majority Bank Debt Holders to be counted with other consenting Majority Bank Debt Holders, collectively own more than two-thirds in dollar amount and one-half in number of the Bank Loan Claims.

         61. "MANAGEMENT" means the employees and the specific positions for such employees of Reorganized NationsRent identified on Exhibit IV.C.2.

         62. "NATIONSRENT" means NationsRent, Inc., a Delaware corporation, one of the Debtors and the parent corporation of each of the NationsRent Subsidiary Debtors.

         63. "NATIONSRENT SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than NationsRent.

         64. "NEW COMMON STOCK" means the shares of common stock, par value $0.01 per share, of Reorganized NationsRent, authorized pursuant to the certificate of incorporation of Reorganized NationsRent.

         65. "NEW PREFERRED STOCK" means the shares of preferred stock, par value of 0.01 per share, of Reorganized NationsRent authorized pursuant to the certificate of incorporation of Reorganized NationsRent.

         66. "NEW SUBORDINATED NOTES" means the convertible unsecured subordinated notes to be issued as provided in Section III.B.1 and Section III.B,2.b and on the terms set forth in Exhibit I.A.66.

         67. " OLD PREPETITION CREDIT FACILITY NOTES "collectively, the notes under the Prepetition Credit Facility.

         68. "OLD SENIOR SUBORDINATED NOTE CLAIM" means a Claim under or evidenced by the Prepetition Indenture.

         69. "OLD SENIOR SUBORDINATED NOTES" means the senior subordinated notes issued by NationsRent pursuant to the Prepetition Indenture.

         70. "OLD STOCK OF ..." means, when used with reference to a particular Debtor or Debtors, the common stock, preferred stock, membership interests or Partnership interests or similar ownership interests, including options, warrants or rights to acquire or convert any such interests, issued by such Debtor or Debtors and outstanding immediately prior to the Petition date.

         71. "ORDINARY COURSE PROFESSIONALS ORDER" means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary COURSE of Their Businesses entered by the Bankruptcy Court on or about February 14,2002.

         72.      "PETITION DATE" means December 17,200l.

         73. "PLAN" means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

         74. "PLAN PROPONENTS" means, collectively, the Debtors, the Creditors' Committee, and the Majority Bank Debt Holders as joint proponents of this Plan.

         75. "PREPETITION CREDIT FACILITY" means the Fifth Amended and Restated Revolving Credit and Term Agreement, dated as of August 2, 2000, among the Debtors, the lender parties named therein, Fleet Bank (AS administrative agent), Deutsche Bank Trust Company Americas (as syndication agent) and The Bank of Nova Scotia (as documentation agent), as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

         76. "PREPETITION INDENTURE" means the Indenture, dated as of December 11, 1998, between NationsRent and certain of its direct and indirect subsidiaries, as guarantors, and the Indenture Trustee, concerning the 10 3/8% senior subordinated unsecured notes, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

         77. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

         78. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         79. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         80. "PRO RATA" means, when used with reference to a distribution of property pursuant to Article III, proportionately so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

         81. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; Provided however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         82. "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASE" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

         83. "REINSTATED" OR "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

                  a. The legal, equitable and contractual rights to which such Claim OR Interest entitles the holder will be unaltered; or

                  b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                           i. ANY such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified IN section 365(b)(2) of the Bankruptcy Code, will be cured;

                           ii. the maturity of such Claim or Interests such maturity existed before such default will be reinstated;

                           iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                           iv. the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

         84. "REORGANIZATION CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

         85. "REORGANIZED ..." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date. The terms Reorganized Debtor and Reorganized NationsRent shall be defined to include references to (a) any newly formed corporation that acquires the assets of NationsRent ("New NationsRent") and/or (b) if one or more companies is formed on or before the Effective Date to hold (directly or indirectly) the stock of New NationsRent, the company which is the ultimate owner of New NationsRent and any other such newly formed companies ("New Holdco").

         86. "RESTRUCTURING TRANSACTIONS" means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors.

         87. "RETAINED ACTIONS" means any claims or causes of action or potential claims or causes of action against James L. Kirk arising in connection with his employment as Chief Executive Officer of NationsRent, including any Derivative Claims against Mr. Kirk.

         88. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors on or about March 19, 2002, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, AS the same may have been or may be amended, modified or supplemented.

         89. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

         90. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

         91. "STEERING COMMITTEE" means the steering committee of lenders under the Prepetition Credit Facility consisting of Bank of Nova Scotia and Deutsche Bank Trust Company Americas.

         92. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

         93. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

         94. "THIRD PARTY DISBURSING AGENT" means an entity, other than the Creditor Trust, designated by Reorganized NationsRent to act as a Disbursing Agent pursuant to Section VI.B.

         95. "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

         96. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods rendition of services prior to the Petition Date, including any Claim of an employee that is not a Priority Claim.

         97.      "UNINSURED CLAIM" means any Claim that is not an Insured
Claim.

         98. UNRESOLVED AVOIDANCE ACTIONS" means, collectively and individually, preference actions and other claims or causes of action under sections 544 through 550 of the Bankruptcy Code that have not been resolved or released pursuant to Section IV.E.

         99. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Bank Loan Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Secured Claim or Intercompany Claim.

         100. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME

         1.       RULES OF INTERPRETATION

                  For purposes of the Plan, unless otherwise provided herein:
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," " hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h)subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

         2.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.       CLASSES OF CLAIMS AGAINST THE DEBTORS

         1.       SECURED CLAIMS

                  a. CLASS C-1 (BANK LOAN CLAIMS): Allowed Bank Loan Claims against any Debtor. Bank Loan Claims shall be allowed for all purposes relating to the Reorganization Cases as identified on that certain proof of claim filed by Fleet Bank, as administrative agent under the Prepetition Credit Facility, on behalf of such holders.

                                      -lO-
                  b        CLASS C-2 (OTHER SECURED CLAIMS): Allowed Secured
         Claims against any Debtor that are not otherwise classified in Class
         C-l.

         2.       UNSECURED CLAIMS

                  a. CLASS C-3 (UNSECURED PRIORITY CLAIMS): Allowed Unsecured Claims against any Debtor that are entitled to priority under section 507(a)(3), 507(a)(4) or 507(a)(6) of the Bankruptcy Code.

                  b. CLASS C-4 (GENERAL UNSECURED CLAIMS): Allowed Unsecured Claims against any of the Debtors that are not otherwise classified in Class C-3, G5 or G6, including Claims on account of the Old Senior Subordinated Notes and Deficiency Claims (other than Deficiency Claims of the holders of Allowed Bank Loan Claims).

                  c. CLASS C-5 (INTERCOMPANY CLAIMS): Allowed Intercompany Claims that are not Administrative Claims.

                  d. CLASS C-6 (PENALTY CLAIMS): Allowed Unsecured Claims against the Debtors for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claim holder's actual pecuniary loss.

B.       CLASSES OF INTERESTS IN THE DEBTORS

         1. CLASS E-1 NATIONSRENT SUBSIDIARY DEBTORS OLD STOCK INTERESTS): Interests on account of the Old Stock of the NationsRent Subsidiary Debtors.

         2. CLASS E-2 (NATIONSRENT OLD STOCK INTERESTS): Interests on account of the Old Stock of NationsRent.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       PAYMENT OF ADMINISTRATIVE CLAIMS

                  a.       ADMINISTRATIVE CLAIMS IN GENERAL

                  Except as specified in this Section III.A.l, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, cash equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

                  b.       STATUTORY FEES

                  On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash equal to the amount of such Administrative Claims. All fees payable pursuant to 2% U.S.C. Section 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

                  c.       ORDINARY COURSE LIABILITIES

                  Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years commencing after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.F) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.

                  d. CLAIMS UNDER THE DIP CREDIT AGREEMENT AND THE AMENDED AND RESTATED DIP CREDIT AGREEMENT

                           i. Unless otherwise agreed by the DIP Lenders pursuant to the DIP Credit Agreement and to the extent not satisfied by the Amended and Restated DIP Credit Agreement Allowed Administrative Claims under or evidenced by the DIP Credit Agreement will be paid on or before the Effective Date in cash equal to the amount of such Allowed Administrative Claims, and the DIP Lenders will receive cancellation without draw of all outstanding letters of credit issued under the DIP Credit Agreement.

                           ii. Unless otherwise agreed by the Amended and Restated DIP Credit Agreement Lenders pursuant to the Amended and Restated DIP Credit Agreement, on or before the Effective Date, Allowed Administrative Claims under or evidenced by the Amended and Restated DIP Credit Agreement will be paid in cash equal to the amount of such Allowed Administrative Claims, and the Amended and Restated DIP Credit Agreement Lenders will receive cancellation without draw of all outstanding letters of credit issued under the Amended and Restated DIP Credit Agreement.

                  e.       BAR DATES FOR ADMINISTRATIVE CLAIMS

                           i.       GENERAL BAR DATE PROVISIONS

                  Except as otherwise provided in Section III.A.1.e.ii, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 60 days after the Effective Date, or in the event an Administrative Claim arises in connection with an Executory Contract or Unexpired Lease, within 60 days after such contract or lease is assumed or rejected. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Claims.

                           ii.      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                    A.       PROFESSIONAL COMPENSATION

                  Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 90 days after the Effective Date provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 120 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the FEE Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                                    B.       ORDINARY COURSE LIABILITIES

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.F, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to
Section III.A.1.c.

                                    C.       CLAIMS UNDER THE DIP CREDIT
                           AGREEMENT AND THE AMENDED AND RESTATED DIP CREDIT AGREEMENT

                  Holders of Administrative Claims under or evidenced by the DIP Credit Agreement or the Amended and Restated DIP Credit Agreement will not be required to File or serve any request for payment of such Claims, Such Administrative Claims will be satisfied pursuant to Section III.A.l.d.

         2.       PAYMENT OF PRIORITY TAX CLAIMS

                  a.       PRIORITY TAX CLAIMS

                  Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment OF such Priority Tax Claim. Payments will be made in equal annual installments OF principal, plus simple interest, accruing from the Effective Date at a rate equal to the effective yield on the three-month treasury bill sold at the auction immediately preceding the Effective Date, on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing such Priority Tax Claim becomes a Final Order or
(ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

                  b.       OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX
         CLAIMS

                  Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class C-6, and the holder of an Allowed Priority Tax Claim may not assess or attempt to collect such penalty from the Reorganized Debtors or their respective property.

B.       CLASSIFIED CLAIMS

         1.       SECURED CLAIMS

                  a. CLASS C-L CLAIMS (BANK LOAN CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Bank Loan Claim will receive a Pro Rata share of 95% of each of the New Subordinated Notes, New Preferred Stock and New Common Stock. In the event that Class C-4 has not voted to accept the Plan and at least two-thirds in amount and more than one-half in number of the holders of Allowed General Unsecured Claims, other than the holders of Deficiency Claims under the Prepetition Credit Facility, have not voted to accept the Plan, then, on the Effective Date, each holder of an Allowed Bank Loan Claim will receive a Pro Rata share of 100% of each of the New Subordinated Notes, New Preferred Stock and New Common Stock. To the extent that either Class C-4 has voted to accept the Plan or, if Class C-4 has not voted to accept the Plan, at least two-thirds in amount and more than one-half in number of the holders of Allowed General Unsecured Claims, other than the holders of Deficiency Claims under the Prepetition Credit Facility, have voted to accept the Plan, then (i) the holders of Allowed Bank Loan Claims shall waive their respective Allowed Deficiency Claims and (ii) the holders of Allowed Bank Loan Claims shall waive enforcement of all subordination provisions as they pertain to Deficiency Claims.

                  b. CLASS C-2 CLAIMS (OTHER SECURED CLAIMS) ARE UNIMPAIRED (EXCEPT FOR CLAIMS AS TO WHICH THE APPLICABLE DEBTOR ELECTS OPTION C OR OPTION D TREATMENT). On the Effective Date, unless otherwise agreed by A Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class C-2 will receive treatment on account of such Allowed Claim in the manner set forth in Option A, B, C or D below, at the election of the applicable Debtor or Reorganized Debtor. The applicable Debtor or Reorganized Debtor will be deemed to have elected Option D except with respect to any Allowed Claim as to which the applicable Debtor elects Option A, B or C in a certification Filed prior to the conclusion of the Confirmation Hearing. Any amount paid to or on behalf of a holder of a Secured Claim as adequate protection shall be credited against the amount of such Secured Claim. Any Allowed Deficiency Claim of a holder of an Allowed Secured Claim shall be entitled to treatment as an Allowed Class C-4 Claim.

                  OPTION A: Unimpaired. Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor elects Option A will be paid in cash, in full, by such Reorganized Debtor, unless the holder of such Claim agrees to less favorable treatment.

                  OPTION B: Unimpaired. Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor elects Option B will be Reinstated.

                  OPTION C: Impaired. Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor elects Option C will be entitled to receive, and the applicable Debtors (or Reorganized Debtors) shall release and transfer to such holder, the collateral securing such Allowed Claims.

                  OPTION D: Impaired. Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor elects or is deemed to have elected Option D will receive a promissory note, secured by a first priority security interest in the applicable collateral (but not the proceeds of such collateral if the proceeds are chattel paper or the proceeds of chattel paper), in the aggregate principal amount of such Allowed Class C-2 Claim, payable in annual installments over the term of the useful life of such collateral, containing commercially reasonable terms and bearing interest at a market rate per annum.

         2.       UNSECURED CLAIMS

                  a. CLASS C-3 CLAIMS (UNSECURED PRIORITY CLAIMS) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-3 will receive cash equal to the amount of such Claim.

                  b. CLASS C-4 CLAIMS (GENERAL UNSECURED CLAIMS) ARE IMPAIRED. On the Effective Date, but only if either Class C-4 has voted to accept the Plan or, if Class C-4 has not voted to accept the Plan, at least two-thirds in amount and more than one-half in number of the holders of Allowed General Unsecured Claims, other than the holders of Deficiency Claims under the Prepetition Credit Facility, have voted to accept the Plan, (i) 5% of each of the New Subordinated Notes, New Preferred Stock and New Common Stock and (ii) $300,000 in cash shall be distributed to the Creditor Trust, and each holder of an Allowed Claim in Class C-4 will receive its Pro Rata share of the Creditor Trust Participation Certificates. In the event that Class C-4 has not voted to accept the Plan and at least two-thirds in amount and more than one-half in number of the holders of Allowed General Unsecured Claims, other than the holders of Deficiency Claims under the Prepetition Credit Facility, have not voted to accept the Plan, no property will be distributed to or retained by the holders OF Allowed Claims in Class C-4 on account of such Claims.

                  c. CLASS C-5 CLAIMS (INTERCOMPANY CLAIMS) ARE IMPAIRED. No property will be distributed TO or retained BY the holders of Allowed Claims in Class C-5 on account of such Claims. Notwithstanding this treatment of Class C-5 Claims, each of the Debtors holding an Intercompany Claim in Class C-5 will be deemed to have accepted the Plan.

                  d. CLASS C-6 CLAIMS (PENALTY CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Claims in Class C-6 on account of such Claims.

C.       CLASSIFIED INTERESTS

         1. CLASS E-1 INTERESTS (NATIONSRENT SUBSIDIARY DEBTORS OLD STOCK INTERESTS) ARE IMPAIRED. Except as may otherwise be provided by the Restructuring Transactions, on the Effective Date, Allowed Interests in Class E-l will be Reinstated. Each of the holders of Interests in Class E-l will be deemed to have accepted the Plan.

         2. CLASS E-2 INTERESTS (NATIONSRENT OLD STOCK INTERESTS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Interests in Class Er-2, and such Interests will be terminated as of the Effective Date.

D. SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS

                  The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

         1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity will be Reinstated.

         2. Holders of all other Allowed Secondary Liability Claims will be entitled to only one distribution from the Debtor that is primarily liable for the underlying Allowed Claim, which distribution will be as provided in the Plan in respect of such underlying Allowed Claim, and will be deemed satisfied in full by the distributions on account of the related underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
DEBTORS

                  Except as otherwise provided herein (and subject to the Restructuring Transaction provisions of Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy court.

B.       RESTRUCTURING TRANSACTIONS

         1.       RESTRUCTURING TRANSACTIONS GENERALLY

                  On or before the Effective Date, the applicable Debtors or Reorganized Debtors may enter into such Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors. The Restructuring Transactions contemplated to occur on or before the Effective Date are described more fully on Exhibit IV.B. 1, which describes a taxable transaction; provided, however, that the Debtors and the Reorganized Debtors reserve the right to undertake transactions in lieu of or in addition to such Restructuring Transactions, as the Debtors may deem necessary or appropriate under the circumstances. Such transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

         2. OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         1.       CERTIFICATES OF INCORPORATION AND BY-LAWS OF THE REORGANIZED
DEBTORS

                  As of the Effective Date, the certificates of incorporation and the by-laws or similar constituent documents of each Reorganized Debtor, to the extent it is not dissolved pursuant to the Restructuring Transactions, will be substantially in the forms of Exhibits IV.C.1 .a and 1V.C.l.b, respectively. The initial certificates of incorporation and by-laws or similar constituent documents of each Reorganized Debtor, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date or the effective time of any applicable Restructuring Transaction, each such entity may amend and restate its certificates of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

         2.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS

                  The initial boards of directors and officers of each of the surviving Reorganized Debtors will consist of the individuals identified on
Exhibit IV.C.2. Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law. Exhibit IV.C.2 identifies the initial term for each director in accordance with the provisions of the Reorganized Debtors' respective certificates of incorporation and by-laws.

         3. NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

                  As of the Effective Date, the Reorganized Debtors will have authority, as determined by Reorganized NationsRent's board of directors, to:
(a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c)and structure and provide for a management incentive program.
Exhibit IV.C.3 provides a list of the employment agreements and plans that are in effect on the Effective Date. In addition, the Disclosure Statement provides a schedule and a summary and description of the Debtors' employment, retirement, severance, indemnification and other related agreements and incentive compensation programs that are to take or remain in effect on or as of the Effective Date.

         4.       CORPORATE ACTION

                  The Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the entry into the Exit Financing Facility; the distribution of cash pursuant to the Plan; the issuance and distribution of the New Subordinated Notes, New Preferred Stock and the New Common Stock pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the plans and agreements described on Exhibit IV.C.3; and the other matters involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or on or after the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors.

D. EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS AND TRANSFERS OF FUNDS AMONG THE DEBTORS AND THE REORGANIZED DEBTORS

                  On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations and/or the Exit Financing Facility. Cash payments to be made pursuant to the Plan will be made by Reorganized NationsRent; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized NationsRent to satisfy their obligations under the Plan. Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

E.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF CLAIMS AND RELEASES

         1. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND THE REORGANIZED DEBTORS

                  Except as PROVIDED in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, the Debtors shall transfer all Unresolved Avoidance Actions of the Debtors against parties not released under the Plan to the Creditor Trust, provided that the Creditor Trust must commence such Unresolved Avoidance Actions no later than 180 days after the Effective Date.

         2.       COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES

                  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.E.3., will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         3.       RELEASES

                  a.       GENERAL RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                  As of the Effective Date, in consideration for, among other things, the obligations of the Debtors and the Reorganized Debtors under the Plan and the New Preferred Stock, the New Common Stock, New Subordinated Notes, cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan (i) each holder of a Claim or Interest that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan or votes against the Plan, in each case will be deemed to forever release, waive and discharge all claims (including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have against any Debtor, any Reorganized Debtor and each of their respective present or former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code) provided, however, that the releases provided by this Section IV.E.3.a shall not apply to the Retained Actions; provided further that the releases provided by this Section IV.E.3.a shall not be binding or effective against the Securities and Exchange Commission.

                  b.       GENERAL RELEASE BY THE DEBTORS

                  As of the Effective Date, pursuant to Bankruptcy Rule 9019 and in consideration for, among other things, the concessions by the holders of Bank Loan Claims, the members of the Creditors' Committee, the DIP Lenders and the Amended and Restated DIP Credit Agreement Lenders made pursuant to the Plan and otherwise, the Debtors and the Reorganized Debtors will be deemed to forever release, waive and discharge all claims (including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and Liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization cases or the Plan that such entity has, had or may have against (i) the holders of Bank Loan Claims and each of their respective present or former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity; (ii) the members of the Creditors' Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents acting in such capacity; (iii) the DIP Lenders and each of their respective present or former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity; (iv) the Amended and Restated Credit Agreement Lenders and each of their respective present or former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity; and (v) each of the present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents of the Debtors acting in such capacity provided, however, that the releases provided by this Section IV.E.3.b shall not apply to the Retained Actions; provided further that the releases provided by this Section IV.E.3.b shall not be binding or effective against the Securities and Exchange Commission..

                  c.       INJUNCTION RELATED TO RELEASES

                  AS FURTHER PROVIDED IN SECTION XI.B, THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN.

F.       CONTINUATION OF CERTAIN EMPLOYEE, RETIREE AND WORKERS' COMPENSATION
         BENEFITS

         1.       EMPLOYEE BENEFITS

                  From and after the Effective Date, the Reorganized Debtors intend to: (a) continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit IV.C.3, including: (i) medical, dental, life, travel accident and accidental death and dismemberment insurance; (ii) sick pay, short-term disability pay and long-term disability insurance; (iii) vacation and holiday pay; (iv) bonus and severance programs; (v) tuition assistance policies; and (vi) qualified deferred compensation plans; and (b) honor the emergence bonuses identified on Exhibit IV-F.1.

         2.       RETIREE BENEFITS

                  From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

         3.       WORKERS' COMPENSATION BENEFITS

                  From and after the Effective Date, the Reorganized Debtors, in their sole discretion, may continue to pay valid Claims arising before the Petition Date under the Debtors' workers' compensation programs.

G.       LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
         CLAIMS

                 Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section IV.G will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

H.       CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
         DOCUMENTATION

                  Except AS provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Prepetition Credit Facility, the Old Prepetition Credit Facility Notes, the Prepetition Indenture and the Old Senior Subordinated Notes will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The Old Stock of NationsRent shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.H.

I.       RELEASE OF LIENS

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

J. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                  The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, sales and use tax or similar tax: (1) the issuance, transfer or exchange of the New Preferred Stock, the New Common Stock or the New Subordinated Notes; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the Exit Financing Facility; (5) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

K.       CREDITOR TRUST

         1. The Creditor Trust shall be formed on the Effective Date and shall receive all distributions made by the Disbursing Agent in respect of Class C-4. The Debtors shall assign to the Creditor Trust their rights to: (a) object to all Class C-4 Claims; (b) make all distributions to holders of Allowed Class C-4 Claims; and (c)(i) pursue all Unresolved Avoidance Actions (against parties not released under the Plan) and the Retained Actions and (ii) receive all Unresolved Avoidance Action recoveries (against parties not released under the Plan) and recoveries on account of the Retained Actions. The Creditor Trust shall be administered by the Creditor Trust Trustee and all fees, costs, and expenses incurred by the Creditor Trust shall be paid from the assets of the Creditor Trust. Unless otherwise agreed by the Debtors, the Reorganized Debtors, the Majority Bank Debt Holders and the Steering Committee, upon recovery of any assets by the Creditors' Committee or the Creditor Trust, as applicable, in connection with any Retained Action, the Creditors' Committee or the Creditor Trust, as applicable, shall pay in cash to the Debtors or the Reorganized Debtors any fees, expenses and other costs of the Creditors' Committee or the Creditor Trust with the Retained Actions that were paid by the Debtors' estates as of the Effective Date.

         2. The Creditor Trust is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d); accordingly, the distribution to the Creditor Trust in respect of Class C-4 shall be treated for all purposes of the Code as a transfer of such distribution to the creditors who are the beneficiaries of the Creditor Trust, and a transfer by the beneficiary-creditors to the Creditor Trust, who will be treated as the grantors and deemed owners of the Creditor Trust. The Creditor Trust Trustee shall be required by the Creditor Trust Agreement to file federal tax returns for the Creditor Trust as a grantor trust pursuant to Treasury Regulations section 1.67.1-4(a), and any income of the Creditor Trust will be treated as subject to tax on a current basis. The Creditor Trust Agreement will provide for the Creditor Trust Trustee to pay such taxes on behalf of the beneficiary-creditors from Creditor Trust assets. In addition, the Creditor Trust Agreement will require consistent valuation of the property distributed to the Creditor Trust by the Creditor Trust Trustee and the beneficiary-creditors for all federal income tax purposes. The Creditor Trust Agreement will provide that the sole purpose of the Creditor Trust will be to liquidate and distribute (including objecting to General Unsecured Claims and determining the proper recipients and amounts of distributions to be made from the Creditor Trust) the assets transferred to it for the benefit of the beneficiary-creditors as expeditiously as reasonably possible, recognizing that the assets distributed to the Creditor Trust are primarily illiquid and will take some time to monetize, and not to engage in any trade or business, and to terminate upon the completion of such liquidation and distribution, provided, however, that the Creditor Trust will not distribute any New Common Stock or New Preferred Stock and will be required to monetize such securities prior to any distribution. The Creditor Trust Agreement will provide that such termination shall occur no later than five years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Creditor Trust to complete its liquidating purpose. The Creditor Trust Agreement will also limit the investment powers of the Creditor Trust Trustee in accordance with IRS Rev. Proc. 94-45, and will require the Creditor Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of any taxes paid on behalf of the beneficiary-creditors), except for amounts retained as reasonably necessary to maintain the value of Creditor Trust assets or to meet claims and contingent liabilities (including Disputed Claims).

L.       ACQUISITION OF BOSTON RENTAL PARTNERS

                  After the Effective Date, the Reorganized Debtors shall have the option to acquire (by acquisition, merger or otherwise) Boston Rental Partners or all of its assets and liabilities for an amount equal to the capital contributed to Boston Rental Partners plus the assumption of all indebtedness of Boston Rental Partners plus expenses, including financing costs.

                                   ARTICLE V.

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
         ASSIGNED

         1.       ASSUMPTION AND ASSIGNMENT GENERALLY

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Reorganized Debtors will assume or assume and assign, as indicated, each of the other Executory Contracts and Unexpired Leases listed on Exhibit V.A.1; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.A.l to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C; (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1; or (c) remove any Executory Contract or Unexpired Lease listed therein and add it to Exhibit V.D, thus reserving the right for the applicable Reorganized Debtor or Debtors to assume, assume and assign or reject such Executory Contract or Unexpired Lease for up to 180 days after the Effective Date. The Debtors will provide notice of any amendments to
Exhibit V.A.1 to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee, to Fleet Bank and to counsel to the Majority Bank Debt Holders). Each contract and lease listed on Exhibit V.A.1 will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.l will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Section I.A.82 or V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

         2. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Each Real Property Executory Contract and Unexpired Lease listed on Exhibit V.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C and is listed on Exhibit V.C.

         3.       ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

                  As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.82 and V.A.2) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

         4.       APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

                  a. Except as provided in Section V.A.4.b, the Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section V.A and Section V.F, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan notice of:
         (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

                  b. Any Order of the Bankruptcy Court entered with respect to the assumption of an Executory Contract or Unexpired Lease listed on Exhibit V.D will specify the procedures for providing to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned notice of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B.       PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

         1. To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any: (a) by payment of the Cure Amount Claim in cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest. If there is a dispute regarding: (a) the amount of any Cure Amount Claim; (b) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (b) through an intercompany account balance in lieu of payment in cash.

         2. To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease listed on Exhibit V.D and to be assumed pursuant to an order of the Bankruptcy Court in accordance with Section V.D will be satisfied, pursuant to section 365(b)(l) of the Bankruptcy Code, at the option of the Reorganized Debtor assuming such contract or lease or the assignee of such Reorganized Debtor, if any: (a) by payment of the Cure Amount Claim in cash within five business days of the entry of such order or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest. If there is a dispute regarding: (a) the amount of any Cure Amount Claim; (b) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of an order of the Bankruptcy Court resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Reorganized Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (b) through an intercompany account balance in lieu of payment in cash.

C.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

                  On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court, that is assumed pursuant to Section V.A (including any related agreements assumed pursuant to Sections I.A.82 and V.A.2) or that is listed on Exhibit V.D in accordance with Section V.D, each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit V.C. Each contract and lease listed on
Exhibit V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described in

Section I.A.82) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on Exhibit V.A.l; not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court; and not listed on
Exhibit V.D in accordance with Section V.D will be deemed rejected irrespective of whether such contract is listed on Exhibit V.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

D. EXECUTORY CONTRACTS SUBJECT TO RESERVATION OF RIGHT TO ASSUME, ASSUME AND ASSIGN OR REJECT

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Reorganized Debtor shall have 180 days following the Effective Date to file a motion or motions seeking to assume, assume and assign or reject each of the Executory Contracts and Unexpired Leases to which the Debtors were a party as of the Petition Date that are listed on Exhibit V.D. The Confirmation Order shall provide (1) for the retention of jurisdiction by the Bankruptcy Court to consider such motion or motions and (2) that the Debtors or Reorganized Debtors shall comply with the section 365 of the Bankruptcy Code until such time as the Bankruptcy Court enters an order with respect to such motion or motions.

E.       BAR DATE FOR REJECTION DAMAGES

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.F.1) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, on the later to occur of (1) 60 days after the Effective Date or (2) 60 days after the date of entry of an Order rejecting such Executory Contract or Unexpired Lease. All Claims resulting from the rejection of an Executory Contract or Unexpired Lease will be satisfied from the Creditor Trust, to the extent that such Claims constitute Unsecured Claims not entitled to priority treatment pursuant to section 507 of the Bankruptcy Code.

F.       SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE ISSUES

         1.       OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

                  The obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors, officers or employees prior to or following the Petition Date by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before OR after the Petition Date; provided, however, that the obligations set forth in this Section V.F.l shall not apply to Retained Actions that are Unresolved Avoidance Actions.

         2. REINSTATEMENT OF ALLOWED SECONDARY LIABILITY CLAIMS ARISING FROM OR RELATED TO EXECUTORY CONTRACTS OR UNEXPIRED LEASES ASSUMED BY THE DEBTORS

                  On the Effective Date, in accordance with Section III.D.l, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to: (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed pursuant to section 365 of the Bankruptcy Code by another Debtor; (b) any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor; or (c) a Reinstated Claim will be Reinstated. Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

G.       CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

                  Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any assumed Executory Contracts and Unexpired Leases) will survive and REMAIN unaffected by entry of the Confirmation Order.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

                  Except as otherwise provided in Article VI, distributions to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 60 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2 (regarding undeliverable distributions) or Section VI.H (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.G and VII.C.

B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                  Reorganized NationsRent or such Third Party Disbursing Agents as Reorganized NationsRent may employ in its sole discretion, will make all distributions of cash, New Preferred Stock, New Common Stock, New Subordinated Notes and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Creditor Trust will make all distributions to holders of Allowed Unsecured Claims upon receipt of such distributions from a Disbursing Agent.

C.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                  Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized NationsRent, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized NationsRent and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions from a Third Party Disbursing Agent.

D.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.       DELIVERY OF DISTRIBUTIONS

                  a.       GENERALLY

                  Except as provided in Section VI.D.1.b and VI.D.1.c, distributions to holders of Allowed Claims will be made by a Disbursing Agent
(a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

                  b. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMS

                  For the purposes of distributions to the holders of Allowed Unsecured Claims, the Creditor Trust shall be deemed to be the sole holder of such Claims. All distributions on account of Allowed Unsecured Claims shall be distributed to the Creditor Trust for further distribution to the holders of such Claims pursuant to the terms and conditions of the Creditor Trust Agreement and the Plan.

                  c. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF OLD SENIOR SUBORDINATED DEBT CLAIMS

                  For the purposes of distributions of Creditor Trust Participation Certificates to the holders of Allowed Old Senior Subordinated Note Claims, the Indenture Trustee shall be deemed to be the sole holder of such Claims. All distributions of Creditor Trust Participation Certificates on account of Allowed Old Senior Subordinated Note Claims shall be distributed to the Indenture Trustee for further distribution to the holders of such Claims pursuant to the terms and conditions of the Prepetition Indenture, the Plan and the Creditor Trust Agreement. On the Effective Date, the obligations under the Old Senior Subordinated Notes and the Prepetition Indenture shall be deemed terminated, canceled and extinguished (all without any further action by any person or the Bankruptcy Court) and shall have no further legal effect other than as evidence of any right to receive distributions under the Plan and the Creditor Trust Agreement; provided, however, that the Old Senior Subordinated Notes shall not be deemed canceled on the books and records of the Indenture Trustee, the applicable securities depositories, clearing systems or broker, bank or custodial participants in the clearing system so as to facilitate distributions TO the holders of the Old Senior Subordinated Notes. The authority of the Indenture Trustee under the Prepetition Indenture shall be terminated as of the Effective Date; provided, however, that the Prepetition Indenture shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make the distributions of Creditor Trust Participation Certificates as provided for in the Plan and the Creditor Trust Agreement and to perform any and all current and future administrative functions and (ii) permitting the Indenture Trustee to maintain its continuing charging lien against any and all distributions payable to the holders of the Old Senior Subordinated Notes to the extent that the Indenture Trustee has not received or does not receive payment for fees, costs and expenses incurred in the performance of any function associated with the Prepetition Indenture or the Plan.

         2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                  a.       HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS

                  If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.D.2.a until such time as a distribution becomes deliverable. Undeliverable cash will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

                  b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE

                  On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable: (i) a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Preferred Stock or New Common Stock included in such distribution and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

                  c.       FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                  Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (a) the Effective Date and
(b) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Unclaimed distributions will become property of Reorganized NationsRent, free of any restrictions thereon, and any such distributions held by a Third Party Disbursing Agent will be returned to Reorganized NationsRent. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

E.       DISTRIBUTION RECORD DATE

         1. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Bank Loan Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Bank Loan Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

         2. As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Senior Subordinated Notes, as maintained by the Debtors or the Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Subordinated Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Old Senior Subordinated Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

         3. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class C-4 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

F.       MEANS OF CASH PAYMENTS

                  Except as otherwise specified herein, cash payments made pursuant to the Plan to holders of Claims will be in U.S. currency by checks drawn on a domestic bank selected by Reorganized NationsRent or, at the option of Reorganized NationsRent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of Reorganized NationsRent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         1.       ALLOWED CLAIMS

                  On the Effective Date, each holder of an Allowed Claim will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. Other than with respect to distributions to be made to holders of Allowed Unsecured Claims pursuant to the Creditor Trust, on each Quarterly Distribution Date, distributions also will be made, pursuant to
Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

         2.       DISTRIBUTIONS OF NEW PREFERRED AND NEW COMMON STOCK

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Preferred and New Common Stock will be issued. When any distribution on account of an Allowed Claim in Class C-1 or Class C-4 would otherwise result in the issuance of a number of shares of New Preferred or New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and
(b) fractions less than 5 will be rounded to the next lower whole number. The total number of shares of New Preferred and New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.G.2. No consideration will be provided in lieu of fractional shares that are rounded down.

         3.       DISTRIBUTIONS OF NEW SUBORDINATED NOTES

                  Notwithstanding any other provision of the Plan, the New Subordinated Notes will be issued in ten dollar increments. When any distribution on account of an Allowed Claim in Class C-l or Class C-4 would otherwise result in the issuance of a New Subordinated Note that is not in a ten dollar increment, the actual distribution of such note will be rounded to the next higher or lower ten dollar increment as follows: (a)notes ending in amounts of five dollars or greater will be rounded to the next higher ten dollar increment and (b)notes ending in amounts of less than five dollars will be rounded to the next lower ten dollar increment. The total number of New Subordinated Notes to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.G.3. No consideration will be provided in lieu of New Subordinated Term Notes that are rounded down.

         4.       DE MINIMIS DISTRIBUTIONS

                  No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to this Section VI.G.4 will be the property of Reorganized NationsRent, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized NationsRent.

         5.       COMPLIANCE WITH TAX REQUIREMENTS

                  a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Preferred Stock, New Common Stock or New Subordinated Notes pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

H.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                  As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.H, the holder of such Claim must tender, as specified in this Section VI.H, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.D.2.

I.       SETOFFS

                  Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such a Claim holder.

J.       ALLOCATION OF PAYMENTS

                  Amounts paid to holders of Claims in satisfaction thereof shall be allocated first to the principal amounts of such Claims, with any excess being allocated to interest that has accrued on such Claims but remains unpaid.

                                   ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       PROSECUTION OF OBJECTIONS TO CLAIMS

         1.       OBJECTIONS TO CLAIMS

                  All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.3.

         2.       AUTHORITY TO PROSECUTE OBJECTIONS

                  After the Confirmation Date, the Debtors or the Reorganized Debtors, and the Creditor Trust with respect to Unsecured Claims, will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, only the Creditor Trust may prosecute, settle, compromise or withdraw objections to Unsecured Claims. As of the Effective Date, the right to prosecute, settle, compromise or withdraw objections to Unsecured Claims that were filed prior to the Effective Date shall be transferred to the Creditor Trust. The Reorganized Debtors shall provide the Creditor Trust Trustee (including its representatives and agents) with reasonable access to their books, records and employees for the purpose of allowing the Creditor Trust Trustee to investigate and/or prosecute objections to Unsecured Claims and Unresolved Avoidance Actions.

B.       TREATMENT OF DISPUTED CLAIMS

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

C.       DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

                  On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                  ARTICLE VIII.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  The Debtors reserve the right to seek the entry of an order of the Bankruptcy Court providing for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan, subject to the right of any party in interest to object to such relief.

                                   ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

                  The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.C:

         1. The Confirmation Order will be reasonably acceptable in form and substance to the Plan Proponents.

         2. The Debtors shall have received a binding, unconditional (except for a normal "market-out" condition, for conditions relating to occurrence of the Effective Date and other customary conditions precedent in financings of this type) commitment for the Exit Financing Facility on terms and conditions satisfactory to the Plan Proponents.

         3. All Exhibits to the Plan are in form and substance reasonably satisfactory to the Plan Proponents.

B.       CONDITIONS TO THE EFFECTIVE DATE

                  The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX-C:

         1. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and other transactions contemplated by the Plan and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan.

         2. The documents effectuating the Exit Financing Facility are in form and substance satisfactory to the Plan Proponents, such documents have been executed and delivered and all conditions to funding have been satisfied or waived.

C.       WAIVER OF CONDITIONS TO THE CONFIRMATION OR EFFECTIVE DATE

                  The conditions to Confirmation set forth in Section IX.A and the conditions to the Effective Date set forth in Section IX.B may be waived in whole or part by the Plan Proponents at any time without an order of the Bankruptcy Court.

D.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

                  If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy
Court provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, (1) the Plan will be null and void in all respects, including with respect to: the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and (2)nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                   ARTICLE X.

                                    CRAMDOWN

                  The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE XI.

                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a)discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.       INJUNCTIONS

         1. EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, OTHER THAN TO ENFORCE ANY RIGHT

PURSUANT TO THE PLAN TO A DISTRIBUTION; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, OTHER THAN AS PERMITTED PURSUANT TO (a) ABOVE; (c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY; (d) ASSERTING A SETOFF RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS; AND (e) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         2. AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THAT ARE RELEASED PURSUANT TO THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY RELEASED ENTITY OR ITS PROPERTY ON ACCOUNT OF SUCH RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY RELEASED ENTITY; AND (E) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         3. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING DISTRIBUTIONS PURSUANT TO THE PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS SECTION XI.B.

C.       SUBORDINATION RIGHTS

                  Except as set forth in Section III.B.l.a, the classification and manner of satisfying Claims and Interests under the Plan does not take into consideration subordination rights, and nothing in the Plan or Confirmation Order shall affect any subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise.

                                   ARTICLE XII.

                            RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; the resolution of any objections to the allowance, priority or classification of Claims or Interests;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters, in accordance with Article V or otherwise, related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

         4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document, other than with respect to the Exit Financing Facility, that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

         8.       Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document, other than with respect to the Exit Financing Facility, entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

         11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document, other than with respect to the Exit Financing Facility, entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         12.      Enter a final decree closing the Reorganization Cases; and

         13. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

A.       DISSOLUTION OF THE CREDITORS' COMMITTEE

                  On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section II1.A.1.e.ii.A and in connection with any appeal of the Confirmation Order.

B.       LIMITATION OF LIABILITY

                  The Debtors, the Reorganized Debtors, the Majority Bank Debt Holders, the members of the Creditors' Committee and their respective directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity, will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section XI1I.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.       MODIFICATION OF THE PLAN

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation.

D.       REVOCATION OF THE PLAN

                  The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

E.       SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.       SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

G.       SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

                  Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. The Debtors have made the Exhibits available for review on their web site at www.nationsrent.com

H.       SERVICE OF DOCUMENTS

                  Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors' Committee, the DIP Lender, the Amended and Restated DIP Credit Agreement Lender, the Prepetition Credit Facility lenders or the United States Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

         1.       THE DEBTORS AND THE REORGANIZED DEBTORS:

                  Joseph H. Izhakoff, Esq.
                  Executive Vice President, General Counsel
                    and Secretary
                  NATIONSRENT, INC.
                  450 East Las Olas Boulevard, 14th Floor
                  Fort Lauderdale, Florida 33301
                  Fax: (954)759-5838

                  Paul E. Hamer, Esq.
                  Mark A. Cody, Esq.
                  JONES DAY
                  77 West Wacker
                  Chicago, Illinois 60601
                  Fax: (312)782-8585

                  Randall M. Walters, Esq.
                  Joseph M. Witalec, Esq.
                  Rick J. Gibson, Esq.
                  JONES DAY
                  1900 Huntington Center
                  41 South High Street
                  Columbus, Ohio 432 15
                  Fax: (614)461-4198

                  Daniel J. DeFranceschi, Esq.
                  Michael J. Merchant, Esq.
                  RICHARDS, LAYTON & FINGER
                  One Rodney Square
                  P.O. Box 551
                  Wilmington, Delaware 19899
                  Fax: (302)658-6548

                  (Counsel to the Debtors and Reorganized Debtors)

         2.       THE CREDITORS' COMMITTEE:

                  Kenneth A. Rosen, Esq.
                  Paul Kizel, Esq.
                  Lowenstein Sandler, P.C.
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                  Fax (973)597-2495

                  Neil B Glassman, Esq.
                  Daniel K. Astin, Esq.
                  The Bayard Firm
                  222 Delaware Avenue, 9th Floor
                  Wilmington, Delaware 19801
                  Fax: (302)658-6395

                  (Counsel to the Creditors' Committee)

         3. PREPETITION CREDIT FACILITY LENDERS, THE DIP LENDERS AND THE AMENDED AND RESTATED DIP CREDIT AGREEMENT LENDERS:

                  Tina L. Brozman, Esq.
                  Bingham McCutchen, LLP
                  399 Park Avenue
                  New York, New York 10022
                  Fax: (212)752-5378

                  Edwin E. Smith, Esq.
                  Bingham McCutchen, LLP
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Fax: (617)951-8736

                  Stuart M. Brown, Esq.
                  Jamie B. Nimeroff, Esq.
                  Buchanan Ingersoll, P.C.
                  1201 North Market Street, Suite 1501
                  Wilmington, Delaware 19801
                  Fax: (302)428-3996

                  (Counsel to Fleet Bank, as agent under the Prepetition Credit Facility and the DIP Credit Agreement, and Counsel to GE Capital, as agent under the Amended and Restated DIP Credit Agreement)

4.       COUNSEL TO THE MAJORITY BANK DEBT HOLDERS

         Kristopher M. Hansen, Esq.
         Stroock & Stroock & Lavan LLP
         180 Maiden Lane
         New York, New York 10038
         Fax: (212)806-6006

5.       THE UNITED STATES TRUSTEE

         Joseph J. McMahon, Jr., Esq.
         Office of the United States Trustee
         844 King Street, Suite 2313, Lockbox35
         Wilmington, Delaware 19801
         Fax: (302)573-6497

Dated: February 7,2003        Respectfully submitted,

                              NATIONSRENT, INC. (for itself and on behalf of its subsidiaries)

                              By: /s/ Joseph H. Izhakoff
                                  ----------------------------------------------
                                      JOSEPH H. IZHAKOFF
                                      Executive Vice President, General Counsel
                                        and Secretary

COUNSEL:

DANIEL J. DEFRANCESCHI (DE 2732)
MICHAEL J. MERCHANT (DE 3854)
RICHARDS, LAYTON & FINGER
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
(302)658-6541

             -and-

PAUL E. HARNER (IL 6276961)
MARK A. CODY (IL 6236871)
JONES DAY
77 West Wacker
Chicago, Illinois 60601
(312)782-3939

RANDALL M. WALTER (OH 0005895)
JOSEPH M. WITALEC (OH 0063701)
RICK J. GIBSON (OH 0066765)
JONES DAY
1900 Huntington Center
41 South High Street
Columbus, Ohio 43215
(614)469-3939

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION